Filed Pursuant to Rule 424(b)(5)

Registration No. 333-207841

The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 21, 2017

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated November 16, 2015)

DETERMINE, INC.

                Shares of Common Stock

We are offering              shares of our common stock at a price of $             per share pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement with such investors.

Our common stock is listed on the NASDAQ Capital Market under the symbol “DTRM”. The last reported sale price of our common stock on the NASDAQ Capital Market on June 20, 2017 was $2.67 per share.

We are a “smaller reporting company” under applicable federal securities laws and therefore are permitted to take advantage of certain reduced public company reporting requirements for this prospectus supplement, the accompanying prospectus and documents incorporated by reference herein and therein.

Investing in our common stock involves a high degree of risk. See “Risk Factors,” beginning on page S-3 of this prospectus supplement and on page 2 of the accompanying prospectus, as well as in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

Lake Street Capital Markets is acting as the sole placement agent on this transaction. The placement agent is not purchasing or selling any of our shares of common stock offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of common stock, but has agreed to use its best efforts to arrange for the sale of all of our shares of common stock offered hereby. There is no required minimum number of shares of common stock that must be sold as a condition to completion of the offering and no arrangement for funds to be received in any escrow, trust or similar arrangement. We have agreed to pay the placement agent a placement agent fee as set forth in the table below.

Neither the Securities and Exchange Commission nor any state securities commission has approved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price	$	$
Placement agent fee(1)	$	$
Proceeds, before expenses, to us	$	$

(1)

In addition to the placement agent fee listed in the table above, we have agreed to reimburse the placement agent for certain of its expenses with respect to this offering. See “Plan of Distribution” in this prospectus supplement for additional information regarding the placement agent’s compensation.

As of June 14, 2017, the aggregate market value of our outstanding common equity held by non-affiliates was approximately $25.7 million based on 12,016,753 shares of outstanding common stock, of which 4,240,366 shares are held by affiliates, and a price of $3.31 per share, which was the last reported trading price of our common stock on the NASDAQ Capital Market on June 14, 2017. As of the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar month period that ends on, and includes, the date of this prospectus supplement.

We expect that delivery of the shares being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about June             , 2017.

Lake Street Capital Markets

The date of this prospectus supplement is June             , 2017

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we have prepared in connection with this offering. Neither we nor the placement agent have authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate only as of the date of this prospectus supplement, the accompanying prospectus and any such free writing prospectus, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any such free writing prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and accompanying prospectus and the offering of shares of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of shares of our common stock and the distribution of this prospectus supplement and accompanying prospectus outside the United States. This prospectus supplement and accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated herein by reference, which describes the specific terms of this offering. The second part is the accompanying prospectus, including the documents incorporated therein by reference, which provides more general information. Generally, when we refer only to the “prospectus,” we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, any free writing prospectus and the additional information described under “Where You Can Find More Information — Incorporation by Reference” in this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement and any free writing prospectus is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference, the statements made in this prospectus supplement and any free writing prospectus will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference.

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or the documents incorporated by reference, concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications, and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Statement Regarding Forward-Looking Statements”.

Unless stated otherwise or the context otherwise indicates, all references in this prospectus supplement or the accompanying prospectus to “Determine,” “the Company,” “we,” “us” or “our” refer to Determine, Inc., a Delaware corporation, and its subsidiaries.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 2 of the accompanying prospectus, the financial statements and related notes, and the other information that we incorporate by reference into this prospectus supplement and the accompanying prospectus, including the section “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, as updated by our subsequent filings under the Exchange Act. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Our Company

We are a global provider of SaaS Source-to-Pay and Enterprise Contract Lifecycle Management (“ECLM”) solutions. We provide cloud-based software solutions that empower users across the full source-to-pay continuum, including sourcing, supplier management, contract management and procure-to-pay applications, in an effort to deliver efficiency and data insight for their operational business processes, third-party relationships and contractual obligations.

The Determine Cloud Platform is an open technology infrastructure based on smart process application models. The goal of the Determine Cloud Platform is to establish awareness of relevant data, manage business documents, embed analytical tools, create a means for collaboration, and provide advanced process management tools for integrating business processes through an open application program interface (“API”) infrastructure. Built on a unified and scalable platform, we strive to deliver deep and innovative capabilities in strategic sourcing, supplier management, ECLM, e-procurement, invoicing and other business operation areas.

In addition to our Source-to-Pay and ECLM solutions suite, we also continue to provide a patented configuration engine solution to existing customers, including Global 1000 companies, which are used in an effort to increase revenue by facilitating the right combination of products, services and price.

Note Conversion

In March 2015, we issued and sold junior secured convertible promissory notes (the “March 2015 Notes”) in the aggregate amount of $3.0 million to Lloyd I. Miller, III, our largest stockholder, and certain of his affiliated entities (collectively, the “Holders”). The March 2015 Notes are convertible into shares of our common stock at a current per share conversion price of $5.70. The Holders have informed us that they intend to convert approximately $970,000 of outstanding interest and principal payable under the March 2015 Notes into an aggregate of                shares of our common stock at the conversion price set forth under the March 2015 Notes, concurrently with or following the consummation of this offering. To induce the Holders to convert such March 2015 Notes, we plan to issue the Holders an aggregate of             additional shares of our common stock. We refer in this prospectus supplement to the issuance of the shares upon conversion of the March 2015 Notes and such additional inducement shares as the “Conversion”. Combining the shares of common stock issuable upon conversion and the inducement shares issued will result in an effective conversion price of $              per share, which is the price to the investors of the shares of common stock to be sold in this offering. Immediately following this offering and the Conversion, we expect that approximately $2.3 million of outstanding interest and principal will remain payable under the March 2015 Notes.

Corporate Information

We were incorporated in California in June 1996 and re-incorporated in Delaware in November 1999. Our principal executive offices are located at 615 West Carmel Drive, Suite 100, Carmel, Indiana 46032. Our telephone number is (650) 532-1500, and our website is www.determine.com. Information on or accessible through our website does not constitute part of this prospectus supplement or the accompanying prospectus and should not be relied upon in connection with making any investment decision with respect to the securities offered by this prospectus supplement and the accompanying prospectus.

We are a “smaller reporting company” under applicable federal securities laws and therefore are permitted to take advantage of certain reduced public company reporting requirements. As a smaller reporting company, we provide in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein the scaled disclosure permitted under SEC rules. In general, we will remain a “smaller reporting company” for each fiscal year where our public float remains below $75 million as of the last day of the second fiscal quarter of the prior fiscal year. Based on our public float as of September 30, 2016, we will continue to be a “smaller reporting company” for our fiscal year ending March 31, 2018.

The Offering

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the common stock, see “Description of Capital Stock” in the accompanying prospectus.

Common stock offered by us	shares

Offering price	$ per share

Common stock to be outstanding immediately after this offering	shares

Use of proceeds

We estimate that the net proceeds to us from this offering, after deducting the placement agent’s fees and estimated offering expenses, will be approximately $             million.

We intend to use the net proceeds from this offering for sales and marketing expenses, working capital and other general corporate purposes. See “Use of Proceeds.”

Risk factors

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and page 2 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of factors that you should read and consider before investing in our common stock.

Prohibitions on subsequent equity issuances

Pursuant to the placement agency agreement, we are prohibited, for a period commencing on the date of the placement agency agreement and ending 90 days from the closing date of the offering, from offering, selling, agreeing to sell, directly or indirectly, or otherwise disposing of any shares of common stock or any securities convertible into or exchangeable for shares of common stock, subject to certain exceptions.

NASDAQ Capital Market symbol	“DTRM”

The number of shares of our common stock to be outstanding after this offering is based on 12,016,753 shares of our common stock outstanding as of June 14, 2017, which excludes:

●	4,581,482 shares of common stock issuable upon exercise of outstanding stock options having a weighted average exercise price of $3.03 per share;
●	149,098 shares of common stock issuable upon the settlement of outstanding restricted stock units, or RSUs;
●	537,816 shares of common stock reserved for issuance under future awards under our 2015 Equity Incentive Plan;
●	347,533 shares of common stock reserved for future issuance under our 1999 Employee Stock Purchase Plan;
●	2,261,752 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $6.83; and
●

2,129,658 shares of common stock issuable upon the exercise of the options to convert interest and/or principal payable under junior secured convertible promissory notes that we issued in March 2015, December 2015 and December 2016 (the “Notes”), including any shares of common stock issuable upon the Conversion.

Unless otherwise indicated, this prospectus supplement reflects and assumes, as of June 14, 2017, no exercise of outstanding stock options, no settlement of outstanding RSUs, no exercise of outstanding warrants and no exercise of the options to convert interest and/or principal payable under the Notes.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks described below, together with the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, as updated by our subsequent filings under the Exchange Act. If any of the risks incorporated by reference or set forth below occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment. In addition, statements in the following risk factors may constitute forward-looking statements, as further described under the heading “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement.

Risks Related to Our Business

We have a history of losses and may incur losses in the future.

We incurred net losses of approximately $9.4 million and $14.0 million for the fiscal years ended March 31, 2017 and 2016, respectively. We had an accumulated deficit of approximately $311.7 million as of March 31, 2017. We may continue to incur losses in the future for a number of reasons, including uncertainty as to the level of our future revenues and the timing and impact of our cost reduction efforts. While we have made significant progress towards aligning our research and development, sales and marketing, and general and administrative expenses with revenue, given the size of our business relative to the costs associated with being a public reporting company, we will need to continue to control our expenses while maintaining and increasing revenue in order to achieve profitability. If our revenue fails to grow or grows more slowly than we currently anticipate or our operating expenses exceed our expectations, our losses may continue or increase, which would harm our business and operating results.

Our business could be seriously harmed if we lose the services of our key personnel.

Our success depends substantially on the contributions and abilities of our executive management team and other key employees. We believe that these individuals understand our operational strategies and priorities and the steps necessary to drive our long-term growth and stockholder value. The loss of services of one or more members of our management team or other key personnel could disrupt our operations and seriously harm our business.

We have relied and expect to continue to rely on orders from a relatively small number of customers for a substantial portion of our revenues, and the loss of any of these customers would significantly harm our business and operating results.

Our revenues are dependent on orders from a relatively small number of customers. No customer was over 10% of our revenue in fiscal year 2017 or 2016. We expect that we will continue to depend upon a relatively small number of customers for a substantial portion of our revenues for the foreseeable future. As a result, if we fail to successfully sell our products and services to one or more large customers in any particular period or a large customer purchases fewer of our products or services, defers or cancels orders, or terminates its relationship with us, our business and operating results would be significantly harmed.

Our annual and quarterly revenues and operating results are inherently unpredictable and subject to fluctuations, and as a result, we may fail to meet the expectations of securities analysts and investors, which could cause volatility or adversely affect the trading price of our common stock.

The Company generates revenue by providing its Software-as-a-Service (“SaaS”) solutions through subscription license arrangements and related professional services, as well as through perpetual and term licenses and related software maintenance and professional services. The Company recognizes revenue in accordance with generally accepted accounting standards for software and service companies. The Company recognizes revenue when (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, (3) fees are fixed or determinable and (4) collectability is reasonably assured. If we determine that any one of the four criteria is not met, we will defer recognition of revenue until all the criteria are met.

Our annual and quarterly recurring and non-recurring revenues may fluctuate due to our inability to perform services, achieve specific milestones and obtain formal customer acceptance of specific elements of the overall completion of a project. As we provide such services and products, the timing of delivery and acceptance, changed conditions with the customers and projects could result in changes to the timing of our revenue recognition, and thus, our operating results.

Likewise, if our customers do not renew maintenance services or purchase additional products, our operating results could suffer. Historically, we have derived and expect to continue to derive a significant portion of our total revenue from existing customers who purchase additional products or renew subscription licenses and maintenance agreements. Our customers may not renew such maintenance agreements or expand the use of our products. In addition, as we introduce new products, our current customers may not require or desire the features of our new products. If our customers do not renew their subscriptions or maintenance agreements with us or choose not to purchase additional products, our operating results could suffer.

Because we rely on a limited number of customers, the timing of customer acceptance or milestone achievement, the amount of services we provide to a single customer, or the failure to replace a significant customer can significantly affect our operating results. Because expenses are relatively fixed in the near term, any shortfall from anticipated revenues could cause our quarterly operating results to fall below anticipated levels.

We may also experience seasonality in revenues. For example, our annual and quarterly results may fluctuate based upon our customers’ calendar year budgeting cycles. These seasonal variations may lead to fluctuations in our annual and quarterly revenues and operating results.

Our ECLM customers license our software in a number of ways including subscription licenses and perpetual licenses, which may be hosted in our third-party hosting center or on the customer’s own facilities.

Based upon the foregoing, we believe that period-to-period comparisons of our results of operations are not necessarily meaningful and that such comparisons should not be relied upon as indications of future performance. In some future period, our operating results may be below the expectations of public market analysts and investors, which could cause volatility or a decline in the price of our common stock.

Our future success depends on our proprietary intellectual property, and if we are unable to protect our intellectual property from potential competitors, our business may be significantly harmed.

We rely on a combination of patent, trademark, trade secret and copyright law and contractual restrictions to protect the proprietary aspects of our technology. These legal protections afford only limited protection for our technology. We currently hold eight patents in the United States. In addition, we have various trademarks registered or pending registration in various jurisdictions. Our trademark applications might not result in the issuance of any trademarks. Our patents or any future issued trademarks might be invalidated or circumvented or otherwise fail to provide us any meaningful protection. We seek to protect the source code for our software, documentation and other written materials under trade secret and copyright laws. We license our software pursuant to license agreements, which impose certain restrictions on the licensee’s ability to utilize the software. We also seek to avoid disclosure of our intellectual property by requiring employees and consultants with access to our proprietary information to execute confidentiality agreements. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or to obtain and use information that we regard as proprietary. In addition, the laws of many countries do not protect our proprietary rights to as great an extent as do the laws of the United States. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and to determine the validity and scope of the proprietary rights of others. Our failure to adequately protect our intellectual property could have a material adverse effect on our business and operating results.

It is possible that in the future, other third parties may claim that our current or potential future products infringe their intellectual property rights. Any claims, with or without merit, could be time-consuming, result in costly litigation, divert management’s time from developing our business, cause product shipment delays, require us to enter into royalty or licensing agreements or require us to satisfy indemnification obligations to our customers. Royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all, which could seriously harm our business.

Our lengthy sales cycle for our products makes it difficult for us to forecast revenue and exacerbates the variability of quarterly fluctuations, which could cause our stock price to decline.

The sales cycle of our products has historically averaged between nine to twelve months, and may sometimes be significantly longer. We are generally required to provide a significant level of education regarding the use and benefits of our products, and potential customers tend to engage in extensive internal reviews before making purchase decisions. In addition, the purchase of our products typically involves a significant commitment by our customers of capital and other resources, and is therefore subject to delays that are beyond our control, such as customers’ internal budgetary procedures and the testing and acceptance of new technologies that affect key operations. In addition, because we target large companies, our sales cycle can be lengthier due to the decision process in large organizations. As a result of our products’ long sales cycles, we face difficulty predicting the quarter in which sales to expected customers may occur. If anticipated sales from a specific customer for a particular quarter are not realized in that quarter, our operating results for that quarter could fall below the expectations of financial analysts and investors, which could cause our stock price to decline.

Developments in the market for cloud-based software solutions, including our ECLM and Configuration solutions, may harm our operating results, which could cause a decline in the price of our common stock.

The market for cloud-based software solutions, including ECLM and Configuration solutions, is evolving rapidly. In view of changing market trends, including vendor consolidation, the competitive environment growth rate and potential size of the market are difficult to assess. The growth of the market is dependent upon the willingness of businesses and consumers to purchase complex goods and services over the Internet and the acceptance of the Internet as a platform for business applications. In addition, companies that have already invested substantial resources in other methods of Internet selling may be reluctant or slow to adopt a new approach or application that may replace, limit or compete with their existing systems. With the transition of our focus to a subscription sales SaaS model, which may help address certain market challenges, the rapid change in the marketplace nonetheless poses a number of concerns. Any decrease in technology infrastructure spending may reduce the size of the market for our solutions. Our potential customers may decide to purchase more complete solutions offered by larger competitors instead of individual applications. If the market for our solutions is slow to develop, or if our customers purchase more fully integrated products, our business and operating results would be significantly harmed.

We face intense competition, which could reduce our sales, prevent us from achieving or maintaining profitability and inhibit our future growth.

The market for software and services that enable electronic commerce is intensely competitive and rapidly changing. We expect competition to persist and intensify, which could result in price reductions, reduced gross margins and loss of market share. Our principal competition comes from (i) publicly held and private software companies that offer integrated solutions or specific contract management and/or sales Configuration solutions and (ii) internally developed solutions. Existing and potential competitors include companies such as SAP, Apttus, Coupa, Ivalua and IBM.

Our competitors may intensify their efforts in our market. In addition, other enterprise software and SaaS companies may offer competitive products in the future. Competitors vary in size, in the scope and breadth of the products and services offered. Although we believe we have advantages over our competitors including the comprehensiveness of our solution, our use of Java and mobile technology and our multi-threaded architecture, some of our competitors and potential competitors have significant advantages over us, including:

●	a longer operating history;
●	preferred vendor status with our customers;
●	more extensive name recognition and marketing power; and
●	significantly greater financial, technical, marketing and other resources, giving them the ability to respond more quickly to new or changing opportunities, technologies, and customer requirements.

Our competitors may also bundle their products in a manner that may discourage users from purchasing our products. Current and potential competitors may establish cooperative relationships with each other or with third parties, or adopt aggressive pricing policies to gain market share. Competitive pressures may require us to reduce the prices of our products and services. We may not be able to maintain or expand our sales if competition increases, and we are unable to respond effectively.

If we do not keep pace with technological change, including maintaining interoperability of our products with the software and hardware platforms predominantly used by our customers, our products may be rendered obsolete, and our business may fail.

Our industry is characterized by rapid technological change, changes in customer requirements, frequent new product and service introductions and enhancements, and emerging industry standards. In order to achieve broad customer acceptance, our products must be compatible with major software and hardware platforms used by our customers. In addition, our products are required to interoperate with electronic commerce applications and databases. We must continually modify and enhance our products to keep pace with changes in these operating systems, applications and databases. Our Configuration, pricing and quoting products are complex, and new products and product enhancements can require long development and testing periods. If our products were to be incompatible with a popular new operating system, electronic commerce application or database, our business would be significantly harmed. In addition, the development of entirely new technologies to replace existing software could lead to new competitive products that have better performance or lower prices than our products and could render our products obsolete and unmarketable.

Our failure to meet customer expectations on deployment of our products could result in negative publicity and reduced sales, both of which would significantly harm our business and operating results.

In the past, a small number of our customers have experienced difficulties or delays in completing implementation of our products. We may experience similar difficulties or delays in the future. Deploying our products typically involves integration with our customers’ legacy systems, such as existing databases and enterprise resource planning software as well adding their data to the system. Failing to meet customer expectations on deployment of our products could result in a loss of customers and negative publicity regarding us and our products, which could adversely affect our ability to attract new customers. In addition, time-consuming deployments may also increase the amount of service personnel we must allocate to each customer, thereby increasing our costs and adversely affecting our business and operating results.

 If we are unable to maintain our direct sales force, sales of our products and services may not meet our expectations, and our business and operating results will be significantly harmed.

We depend on our direct sales force for a significant portion of our current sales, and our future growth depends in part on the ability of our direct sales force to develop customer relationships and increase sales to a level that will allow us to reach and maintain profitability. If we are unable to retain qualified sales personnel or if newly hired personnel fail to develop the necessary skills or to reach productivity when anticipated, we may not be able to increase sales of our products and services, and our results of operations could be significantly harmed.

If we are unable to successfully manage our professional services organization, we will be unable to provide our customers with technical support for our products, which could significantly harm our business and operating results.

Non-recurring revenues are comprised of revenues from professional services for system implementations, enhancements, and training and, to a lesser extent, perpetual license sales. Professional services generated 24% and 21% of our total revenues during the fiscal years ended March 31, 2017 and 2016, respectively. Our professional services revenues have incurred losses more than recurring revenues. We often charge for our professional services on a fixed-fee basis. If we are required to spend more hours than planned without being able to bill our customers for these overages, our cost of services revenues could exceed the fees charged to our customers on certain engagements and could cause us to recognize a loss on a contract, which would adversely affect our operating results. In addition, if we are unable to provide these professional services, we may lose sales or incur customer dissatisfaction, and our business and operating results could be significantly harmed.

If new versions and releases of our products contain errors or defects, we could suffer losses and negative publicity, which would adversely affect our business and operating results.

Complex software products such as ours may contain errors or defects, including errors relating to security, particularly when first introduced or when new versions or enhancements are released. In the past, we have discovered defects in our products and provided product updates to our customers to address such defects. Our products and other future products may contain defects or errors that could result in lost revenues, a delay in market acceptance or negative publicity, each of which would significantly harm our business and operating results.

Demand for our products and services will decline significantly if our software cannot support and manage a substantial number of users.

Our strategy requires that our products be highly scalable. To date, only a limited number of our customers have deployed our products on a large scale. If our customers cannot successfully implement large-scale deployments, or if they determine that we cannot accommodate large-scale deployments, our business and operating results would be significantly harmed.

If we become subject to product liability litigation, it could be costly and time consuming to defend and could distract us from focusing on our business and operations.

Since our products are company-wide, mission-critical computer applications with a potentially strong impact on our customers’ sales, errors, defects or other performance problems could result in financial or other damages to our customers. Although our license agreements generally contain provisions designed to limit our exposure to product liability claims, existing or future laws or unfavorable judicial decisions could negate such limitation of liability provisions. Product liability litigation, even if it were unsuccessful, would be time consuming and costly to defend.

Our results of operations will be reduced by charges associated with stock-based compensation.

We have in the past and expect in the future to incur a significant amount of charges related to securities issuances, which will negatively affect our operating results. We use the Black-Scholes-Merton option pricing model to determine the fair value of our share-based payments and recognize compensation cost on a straight-line basis over the vesting periods. This pronouncement from the FASB provides for certain changes to the method for valuing stock-based compensation. Among other changes, ASC 718 applies to new awards and to awards that are outstanding which are subsequently modified or cancelled. Compensation expense calculated under ASC 718 will continue to negatively impact our operating results.

Some of our customers are hosted by a third-party provider.

Some of our ECLM customers’ licenses are hosted by a third-party data center provider under contract to us. Failure of the data center provider to maintain service levels as contracted could result in customer dissatisfaction, customer losses and potential product warranty or performance liabilities.

Anti-takeover defenses that we have in place could prevent or frustrate attempts by stockholders to change our board of directors or the direction of our company.

Provisions of our amended and restated certificate of incorporation, as amended to date, and amended and restated bylaws, Delaware law and our stockholder rights agreement, as amended to date, may make it more difficult for or prevent a third party from acquiring control of us without approval of our directors. These provisions include:

●	requiring a majority vote in uncontested elections of directors;
●	restricting the ability of stockholders to call special meetings of stockholders;
●	prohibiting stockholder action by written consent;
●	establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings;
●	granting our board of directors the ability to designate the terms of and issue new series of preferred stock without stockholder approval; and
●

issuing shareholders rights to purchase additional shares of stock in the event that any person, together with its affiliates and associates, (i) acquires beneficial ownership of 4.99% or more of our outstanding common stock or (ii) commences a tender offer for our shares if upon consummation of the tender offer such person would beneficially own 4.99% or more of the outstanding common stock, subject, in each case, to certain exceptions.

These provisions may have the effect of entrenching our board of directors and may deprive or limit your strategic opportunities to sell your shares.

Restrictions on export of encrypted technology could cause us to incur delays in international product sales, which would adversely impact the expansion and growth of our business.

Our software utilizes encryption technology, the export of which is regulated by the United States government. If our export authority is revoked or modified, if our software is unlawfully exported or if the United States adopts new legislation restricting export of software and encryption technology, we may experience delay or reduction in shipment of our products internationally. Current or future export regulations could limit our ability to distribute our products outside of the United States. While we take precautions against unlawful exportation of our software, we cannot effectively control the unauthorized distribution of software across the Internet.

Unauthorized break-ins or other assaults on our computer systems could harm our business.

Our servers are vulnerable to physical or electronic break-ins and similar disruptions, which could lead to loss of data or public release of proprietary information. In addition, unauthorized persons may improperly access our data. These and other types of attacks could harm us. Actions of this sort may be very expensive to remedy and could adversely affect our results of operations.

Increasing government regulation of the Internet could limit the market for our products and services, or impose greater tax burdens on us or liability for transmission of protected data.

As electronic commerce and the Internet continue to evolve, federal, state and foreign governments may adopt laws and regulations covering issues such as user privacy, taxation of goods and services provided over the Internet, pricing, content and quality of products and services. If enacted, these laws and regulations could limit the market for electronic commerce, and therefore the market for our products and services. Although many of these regulations may not apply directly to our business, we expect that laws regulating the solicitation, collection or processing of personal or consumer information could indirectly affect our business.

We may not be able to secure additional financing on favorable terms, or at all, to meet our future capital needs.

We have funded our operations since inception primarily through equity and debt financings and payments by customers. We do not know when or if our operations will generate sufficient cash to fund our ongoing operations. Our existing credit facility is a material source of funding for our operations and it currently has a maturity date of April 20, 2019. It is a condition of our existing credit facility that we maintain certain guarantees from Lloyd I. Miller, III (“Mr. Miller”), the company’s largest stockholder, and his affiliates. The current guaranties are in effect through April 30, 2019. The guaranties also provide that if the maturity date our existing credit facility is subsequently amended, the guaranties would automatically extend for a period covering through the extended maturity date under our current credit facility, but no later than July 30, 2020. There is no guarantee our current credit facility will be extended and we may not have access to credit facilities if we are not able to maintain guaranties, for which there is no assurance.

In the future, we may require additional capital to respond to business opportunities, challenges, acquisitions, a decline in the level of customer prepayments or unforeseen circumstances and may determine to engage in equity or debt financings or enter into credit facilities for other reasons, and we may not be able to timely secure additional debt or equity financing on favorable terms, or at all. If guaranties are required, we may not be able to timely secure them and/or they may require additional costs to the company. Any debt financing obtained by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. If we raise additional funds through further issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new equity securities we issue could have rights, preferences and privileges senior to those of holders of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to grow or support our business and to respond to business challenges could be significantly limited.

We are subject to international business uncertainties that could harm our business and results of operations or slow our growth.

Our ability to grow our business and our future success will depend in part on our ability to expand our operations and customer base worldwide.  During fiscal 2011, we entered into a relationship with a third party that opened a research and operations center in Odessa, Ukraine. The Ukraine has experienced considerable political events recently, and while we have put certain contingency plans in place to minimize any disruption, such turmoil may impact our operations and, in turn, could compromise our ability to develop our products at the pace and cost that we desire.

Risks Related to This Offering and Our Common Stock

Purchasers in this offering will experience immediate dilution in the book value of their investment.

The offering price of our common stock is substantially higher than the net tangible book value per share of our common stock before giving effect to this offering. Accordingly, if you purchase our common stock in this offering, you will incur immediate dilution of $             per share, representing the difference between the offering price and our as adjusted net tangible book value per share as of March 31, 2017, which gives effect to this offering. Furthermore, if outstanding stock options or warrants are exercised, if there is a conversion of obligations under the Notes into shares of common stock, including upon the consummation of the Conversion, and when outstanding RSUs are settled in shares, you would experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders or result in downward pressure on the price of our common stock. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus supplement entitled “Dilution”.

A substantial number of shares of common stock may be sold in the market following this offering, which could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market following this offering, or the perception in the market that the holders of a large number of shares intend to sell, could significantly reduce the market price of our common stock. After this offering and the Conversion, we will have            shares of common stock outstanding based on the number of shares outstanding as of June 14, 2017. This includes the shares that we are selling in this offering, which may be resold in the public market immediately without restriction, unless purchased by our affiliates or by existing stockholders who have signed lock-up agreements. Of the shares outstanding after this offering,            shares will be subject to lock-up agreements with the placement agent for a period of 90 days after the date of this prospectus supplement. The placement agent may, in its discretion, release the lock-up restrictions on any such shares at any time without notice.

We are classified as a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are currently a smaller reporting company, and are therefore able to provide simplified executive compensation disclosures in our filings, are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting and have certain other decreased disclosure obligations in our SEC filings. Decreased disclosures in our SEC filings due to our status as a smaller reporting company may make it harder for investors to analyze our results of operations and financial prospects.

We do not intend to pay dividends on our common stock, and, consequently, your ability to achieve a return on your investment will depend on appreciation, if any, in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. In addition, any future debt financing arrangement may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Any return to stockholders will therefore be limited to the appreciation of their stock. Therefore, the success of an investment in shares of our common stock will depend upon any future appreciation in their value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Certain investors have substantial voting power on matters submitted to a vote of stockholders.

Based on the number of shares of our common stock outstanding as of June 14, 2017, the shares of our common stock beneficially owned by Mr. Miller, which include shares of our common stock held by certain limited partnerships, trusts and other entities over which Mr. Miller has voting and dispositive power (the “Miller Affiliated Entities”), and which include shares of our common stock issuable upon the exercise of warrants and upon the conversion of the Notes held by Mr. Miller or the Miller Affiliated Entities represent, in the aggregate, approximately 40.4% of the voting power of our stock. Following this offering and the Conversion, Mr. Miller and the Miller Affiliated Entities would beneficially own approximately           % of the voting power of our stock if the shares of common stock issuable upon the exercise or conversion of the warrants and Notes held by them are included.

Because Mr. Miller and the Miller Affiliated Entities own a significant percentage of our voting power, they may have considerable influence in determining the outcome of any corporate transaction or other matter submitted to our stockholders for approval, including the election of directors and approval of mergers, consolidations and the sale of all or substantially all of our assets. In addition, the ownership by Mr. Miller and the Miller Affiliated Entities of a substantial percentage of our total voting power could make it more difficult and expensive for a third party to pursue a change of control of our company, even if a change of control would generally be beneficial to our stockholders.

If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, the price of our common stock and our trading volume could decline.

The trading market for our common stock is influenced in part by the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, the price of our common stock would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause the price of our shares and trading volume to decline.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the market price of our common stock.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds from this offering for sales and marketing expenses, working capital and other general corporate purposes. However, our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause the market price of our common stock to decline.

The price of our common stock could continue to be highly volatile, which could result in substantial losses for purchasers in this offering.

The trading price of our common stock is likely to continue to be volatile. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their common stock at or above the offering price. The market price for our common stock may be influenced by many factors, including, but not limited to, the following:

●	price and volume fluctuations in the overall stock market from time to time;
●	significant volatility in the market price and trading volume of software or software-as-a-service companies;
●	actual or anticipated changes in our sales and earnings, fluctuations in our operating results, or the failure to meet the expectations of financial market analysts and investors;

●	investor and analyst perceptions of the software and software-as-a-service industries, the software industry in general and our company in particular;
●	the operating and stock performance of comparable companies;
●	strategic actions by us or our competitors, such as acquisitions or restructurings;
●	loss of external funding sources or other adverse changes to our liquidity;
●	general economic conditions and trends;
●	major catastrophic events;
●	competitive factors;
●	relatively few shares available for public trading;
●	unfavorable commentary or downgrades of our securities by research analysts and/or rating agencies;
●	changes in accounting standards, policies, guidance, interpretation or principles;
●	regulatory changes;
●	sales of debt or equity securities by our company;
●	sales of large blocks of our stock or sales by insiders;
●	departures of key personnel; or
●	the matters discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and documents incorporated herein and therein by reference.

Investors in this offering may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our shares or other securities in the future could have rights superior to existing common stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Our ability to use net operating loss and tax credit carryforwards and certain built-in losses to reduce future tax payments may be limited by provisions of the Internal Revenue Code, and may be subject to further limitation as a result of this offering.

As of March 31, 2017, we had federal and state net operating loss carryforwards of approximately $55.5 million and $47.9 million, respectively. As of March 31, 2017, we also had federal and state research credit carryforwards of $0.2 million and $3.9 million, respectively. The federal net operating loss and credit carryforwards expire in various amounts between fiscal years ending March 31, 2020 through 2036, if not utilized. The state net operating loss carryforwards expire in various amounts between fiscal years ending March 31, 2018 through various dates, if not utilized. The state research credits have no expiration date.

Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), limits the use of net operating loss and tax credit carryforwards in certain situations where changes occur in the stock ownership of a company. In the event we have had a change in ownership, utilization of the carryforwards could be restricted.

Based on our most recently performed study, we have concluded we had an ownership change on July 2, 2014 as defined by Section 382 of the Code, which is limiting the future realization of our net operating loss carryforwards since June 1999. Based on this recent study, we believe that the application of Section 382 will result in the forfeiture of $172 million of net operating loss carryforward for federal income tax purposes and $30 million of net operating loss carryforward for California income tax purposes. Based on this study, we also concluded that $3.6 million of the federal and none of the California research tax credit carryforwards would be subject to forfeiture due to Section 382 ownership changes under Code Section 383 and/or possible credit amount reduction upon audit, but this is subject to review by the applicable taxing authority. The research and development tax credit carryforwards above take into account this reduction. We may be unable to offset future taxable income, if any, with losses, or our tax liability with credits, before such losses and credits expire and therefore would incur larger federal income tax liability.

In addition, it is possible that the transactions relating to this offering, either on a standalone basis or when combined with future transactions, have caused us to undergo one or more additional ownership changes. In that event, we generally would not be able to use our pre-change loss or credit carryovers or certain built-in losses prior to such ownership change to offset future taxable income in excess of the annual limitations imposed by Sections 382 and 383 of the Code. We have not completed a study to assess whether an ownership change has occurred in connection with this offering.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All forward-looking statements contained herein are expressly qualified in their entirety by this cautionary statement, the risk factors set forth under the heading “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. These forward-looking statements speak only as of the date they were made. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect new information, events or circumstances after the date of such statements or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, the forward-looking events and circumstances described in this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar expressions.

Factors that might affect our forward-looking statements include, among other things:

●	the level of demand for our products and services;
●	risks of losing key personnel or customers;
●	protection of our intellectual property;
●	claims of infringement of others’ intellectual property;
●	security risks, including data breaches;
●	failure of third party infrastructure, including electric grid or internet;
●	government policies and relations, including, but not limited to, those affecting our industry;
●	the intensity of competition;
●	risks related to failure to obtain adequate financing on a timely basis and on acceptable terms;
●	our overall business plan and strategy;
●	outcomes of government reviews, inquiries, investigations and related litigation;
●	statements about industry trends;
●	changes in regulatory policies or accounting principles;
●	our ability to effectively manage product transitions and to continue to expand and improve internal infrastructure; and
●	the impact of current economic conditions on our customers and our business.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of our common stock in this offering will be approximately $             million, after deducting the placement agent’s fees and estimated offering expenses payable by us.

We intend to use the net proceeds we receive from this offering for sales and marketing expenses, working capital and other general corporate purposes. This expected uses of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending the uses described above, we intend to deposit the net proceeds of this offering into our cash collateral accounts.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per share and the as adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value as of March 31, 2017 was approximately $(17.6) million, or $(1.45) per share of our common stock. “Net tangible book value” is total tangible assets less total liabilities. “Net tangible book value per share” is net tangible book value divided by the number of shares of common stock outstanding as of March 31, 2017.

After giving effect to the issuance and sale by us of              shares of common stock in this offering at the offering price of $             per share, and after deducting the placement agent’s fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2017 would have been approximately $              million, or $             per share. This amount represents an immediate increase in as adjusted net tangible book value of $             per share to our existing stockholders and immediate dilution in as adjusted net tangible book value of $            per share to investors purchasing shares of common stock in this offering.

Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the offering price per share paid by new investors. The following table illustrates this dilution on a per share basis:

Offering price per share		$
Net tangible book value per share as of March 31, 2017	$(1.45)
Increase in as adjusted net tangible book value per share attributable to this offering
As adjusted net tangible book value per share after this offering
Dilution per share to investors participating in this offering		$

The above discussion and table are based on 12,078,307 shares of our common stock outstanding as of March 31, 2017, which excludes the following:

●	4,529,586 shares of common stock issuable upon exercise of stock options outstanding as of March 31, 2017, at a weighted average exercise price of $3.02 per share;
●	181,319 shares of common stock issuable upon the settlement of RSUs outstanding as of March 31, 2017;
●	593,603 shares of common stock reserved for issuance under future awards under our 2015 Equity Incentive Plan as of March 31, 2017;
●	347,533 shares of common stock reserved for future issuance under our 1999 Employee Stock Purchase Plan as of March 31, 2017;
●	2,261,752 shares of common stock issuable upon the exercise of warrants outstanding as of March 31, 2017, at a weighted average exercise price of $6.83; and
●

2,115,685 shares of common stock issuable upon the exercise of the options to convert interest and/or principal payable under the Notes as of March 31, 2017, including any shares of common stock issuable upon the Conversion.

To the extent any of these outstanding stock options or warrants are exercised, outstanding RSUs are settled, convertible debt is converted into shares of common stock, including upon the consummation of the Conversion, new stock options, RSUs, warrants or convertible debt are issued or we otherwise issue additional shares of common stock in the future at a price less than the offering price, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PRICE RANGE OF COMMON STOCK

Our common stock is listed on the NASDAQ Capital Market under the symbol “DTRM”. On June 20, 2017, the last reported sale price of our common stock as reported by NASDAQ was $2.67 per share. As of June 16, 2017, we had 12,016,753 shares of common stock issued and outstanding, and there were 71 holders of record of our common stock.

The following table sets forth, for the periods indicated, the high and low intra-day sale prices of our common stock as reported by the NASDAQ Capital Market.

	HIGH	LOW
Fiscal Year Ending March 31, 2018
First Quarter (through June 20, 2017)	$3.93	$2.57
Fiscal Year Ended March 31, 2017
Fourth Quarter	$3.79	$1.82
Third Quarter	$2.20	$1.55
Second Quarter	$1.95	$1.30
First Quarter	$1.94	$0.82
Fiscal Year Ended March 31, 2016
Fourth Quarter	$2.64	$1.39
Third Quarter	$5.79	$1.95
Second Quarter	$5.38	$3.66
First Quarter	$7.99	$5.01

The comparisons may not provide meaningful information to you in determining whether to purchase our common stock. You are urged to obtain current market quotations for our common stock and to review carefully the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in each. See “Where You Can Find More Information — Incorporation by Reference” in this prospectus supplement for additional information.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to use all available cash and liquid assets in the operation and growth of our business. We do not expect to pay cash dividends on our common stock in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, outstanding indebtedness and restrictions imposed by lenders, if any.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in effect as of the date of this offering. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a non-U.S. holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to non-U.S. holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a non-U.S. holder’s particular circumstances, including, without limitation, the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to non-U.S. holders subject to particular rules, including, without limitation:

●	U.S. expatriates and certain former citizens or long-term residents of the United States;
●	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
●	banks, insurance companies, and other financial institutions;
●	real estate investment trusts or regulated investment companies;
●	brokers, dealers or traders in securities or currencies;
●	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;
●	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes, or investors in any such entities;
●	tax-exempt organizations or governmental organizations;
●	persons for whom our common stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;
●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
●	persons deemed to sell our common stock under the constructive sale provisions of the Code; and
●	tax-qualified retirement plans.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the purchase, ownership, and disposition of our common stock.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our common stock that is not a “U.S. person,” a partnership, or an entity disregarded as separate from its owner, each for United States federal income tax purposes. A U.S. person is any of the following:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
●

a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (ii) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

Distributions

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions on our common stock, such distributions of cash or property on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock.

Subject to the discussion below on backup withholding and foreign accounts, dividends paid to a non-U.S. holder of our common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding our common stock in connection with the conduct of a trade or business within the United States and dividends being paid in connection with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Subject to the discussions below on backup withholding and foreign accounts, if dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition

Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

●

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
●	our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or a USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock will not be subject to U.S. federal income tax if such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually or constructively, 5% or less of such class of our stock throughout the shorter of the five-year period ending on the date of the sale or other disposition or the non-U.S. holder’s holding period for such stock. If the foregoing exception does not apply, and if we are or were to become a USRPHC, a purchaser may be required to withhold 15% of the proceeds payable to a non-U.S. holder from a sale of our common stock and such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code).

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Subject to the discussion below on foreign accounts, a non-U.S. holder will not be subject to backup withholding with respect to payments of dividends on our common stock we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person and the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification. However, information returns will be filed with the IRS in connection with any dividends on our common stock paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding may apply to the proceeds of a sale of our common stock within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale of our common stock outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN, W-8BEN-E or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

The withholding provisions described above will generally apply to payments of dividends made any time and to payments of gross proceeds from a sale or other disposition of stock on or after January 1, 2019. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding these withholding provisions.

PLAN OF DISTRIBUTION

Lake Street Capital Markets, LLC, which we refer to as the placement agent, has agreed to act as the exclusive placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement, dated June             , 2017. The placement agent may engage selected dealers to assist in the placement of the shares of common stock sold in this offering.  The placement agent is not purchasing or selling any shares offered by this prospectus supplement and the accompanying prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the shares, but has agreed to use its reasonable efforts to arrange for the sale of all of the shares offered hereby. We will enter into a securities purchase agreement directly with one or more investors in connection with this offering and we may not sell the entire amount of shares offered pursuant to this prospectus supplement and the accompanying prospectus.  The offering price of the shares offered hereby has been determined based upon arm’s-length negotiations between the purchasers and us.

Commissions and Expenses

We have agreed to pay the placement agent an aggregate cash placement agent fee equal to           % of the gross proceeds of this offering raised from shares sold to investors. We will also reimburse the placement agent for legal and other expenses incurred by it in connection with this offering in an aggregate amount not to exceed $75,000.

The following table shows the combined per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the shares offered pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the shares offered hereby:

Per Share Sold to Investors	$
Total	$

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total placement agent’s fees, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

Our obligation to issue and sell shares to the purchasers is subject to the conditions set forth in the securities purchase agreements which may be waived by us at our discretion. A purchaser’s obligation to purchase shares is subject to the conditions set forth in the securities purchase agreement as well, which may also be waived.

We currently anticipate that the sale of the shares will be completed on or about June           , 2017. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees, will be approximately $            , which includes legal and printing costs, various other fees and reimbursement of the placements agent’s expenses. At the closing, The Depository Trust Company will credit the shares of common stock to the respective accounts directed by the purchasers.

Indemnification

We have agreed to indemnify the placement agent against liabilities under the Securities Act. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Lock-up Agreements

We, our executive officers and directors and Mr. Miller and the Miller Affiliated Entities have agreed, subject to certain exceptions, for a period of 90 days after the date of this prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any common shares or any securities convertible into or exchangeable for our common shares either owned as of the date hereof or thereafter acquired without the prior written consent of the placement agent; provided, however that we may issue securities with an effective offering price per share of common stock not less than the public offering price set forth on the cover of this prospectus supplement. The placement agent may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent, or by an affiliate.  Other than this prospectus supplement and the accompanying prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and the securities purchase agreements. A copy of the placement agency agreement and the form of securities purchase agreement with the purchasers are included as exhibits to our current report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” of this prospectus supplement for additional information.

Regulation M Restrictions

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares of common stock sold by it while acting as a principal might be deemed to be underwriting discounts or commissions under the Securities Act.  As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as a principal. Under these rules and regulations, the placement agent:

●	must not engage in any stabilization activity in connection with our securities; and
●

must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Other

From time to time, the placement agent and its respective affiliates may in the future provide various investment banking, financial advisory and other services to us and our affiliates for which services it may receive customary fees. In the course of its business, the placement agent and its respective affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the placement agent and its respective affiliates may at any time hold long or short positions in such securities or loans.

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby will be passed upon for us by Faegre Baker Daniels LLP, Minneapolis, Minnesota. Certain legal matters related to this offering will be passed upon for the placement agent by Fredrikson & Byron, P.A., Minneapolis, Minnesota.

EXPERTS

The audited consolidated financial statements incorporated by reference in this prospectus supplement and accompanying prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Armanino LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Office of Investor Education and Advocacy of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

We also make our SEC filings available, free of charge, on or through our website at www.determine.com. Please note, however, that information on our website is not incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus, and you should not consider it a part of this prospectus supplement, the accompanying prospectus or any free writing prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-207841) that we filed with the SEC under the Securities Act and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement or the accompanying prospectus about these documents are summaries, and each such statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

We “incorporate by reference” into this prospectus supplement and the accompanying prospectus certain information that we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously-filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, filed with the SEC on June 12, 2017;
●	the information specifically incorporated by reference from our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on July 7, 2016;
●	our Current Report on Form 8-K filed with the SEC on June 6, 2017; and

●	the description of our common stock contained in our registration statement on Form 8-A (File No. 000-29637), including amendments or reports filed for the purpose of updating such description.

We incorporate by reference into this prospectus supplement and accompanying prospectus all reports and other documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the securities covered by this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. The reports and documents specifically listed above or filed in the future (excluding any information furnished to, rather than filed with, the SEC) are deemed to be part of this prospectus supplement and accompanying prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference into this prospectus supplement or the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference into this prospectus supplement or the accompanying prospectus) by writing or telephoning us at the following address:

Investor Relations

Determine, Inc.

615 West Carmel Drive, Suite 100

Carmel, IN 46032

Telephone: (650) 532-1500

PROSPECTUS

DETERMINE, INC.

$35,000,000

Common Stock

Preferred Stock

Stock Purchase Contracts

Securities Warrants

Rights

Units

We may from time to time offer and sell any combination of common stock, preferred stock, stock purchase contracts, securities warrants, rights and/or units in one or more offerings.

This prospectus provides a general description of the securities that we may offer. Each time we sell securities, we will provide the specific terms of the securities offered and the terms and conditions of the transactions in supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, each applicable prospectus supplement, and the information incorporated by reference in this prospectus and each applicable prospectus supplement, carefully before you invest in any securities.

We may offer and sell the securities in the same offering or in separate offerings, to or through underwriters, dealers or agents, or directly to purchasers. If any underwriters, dealers or agents are involved in the sale of any securities offered by this prospectus, we will name them and describe their compensation in a prospectus supplement.

Our common stock trades on the Nasdaq Capital Market under the ticker symbol “DTRM.” On November 3, 2015, the closing price of our common stock was $4.31 per share.

Investing in these securities involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus, any prospectus supplement relating to an offer of securities and any document incorporated by reference herein or therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated November 16, 2015

ABOUT THIS PROSPECTUS

When we refer to “we,” “us” or the “company,” we mean Determine, Inc. and its subsidiaries unless the context indicates otherwise.

You should rely only on the information provided in this prospectus, any prospectus supplement and any free-writing prospectus, including the information incorporated herein or therein by reference. We are have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any prospectus supplement and any free-writing prospectus, is accurate at any date other than the date indicated on the cover page of such documents.

The distribution of this prospectus, any prospectus supplement and any free-writing prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus, any prospectus supplement and any free-writing prospectus come should inform themselves about and observe any such restrictions. This prospectus, any prospectus supplement and any free-writing prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

This prospectus, any prospectus supplement and any free-writing prospectus may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus, any prospectus supplement and any free-writing prospectus are the property of their respective owners.

i

WHERE YOU CAN FIND MORE INFORMATION;
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We maintain a web site at www.determine.com. The information on our web site is not incorporated by reference in this prospectus, any prospectus supplement and any free-writing prospectus, and you should not consider it a part of this prospectus, any prospectus supplement and any free-writing prospectus.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to separate documents. The information incorporated by reference is considered to be part of this prospectus, any prospectus supplement and any free-writing prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below (other than information deemed furnished and not filed in accordance with SEC rules):

●	Annual Report on Form 10-K for the fiscal year ended March 31, 2015;

●

The portions of our Definitive Proxy Statement on Schedule 14A for the 2015 annual meeting that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015;

●	Current Reports on Form 8-K dated May 6, 2015, June 9, 2015, August 4, 2015 (as amended October 16, 2015), September 1, 2015, September 11, 2015, October 9, 2015 and October 19, 2015;

●

The description of our capital stock contained in the Registration Statements on Form 8-A filed with the SEC on February 22, 2000 and February 6, 2003 (as amended November 17, 2008, January 2, 2009, December 28, 2011 and December 28, 2014), as the same may be amended from time to time;

●

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, or the “Exchange Act,” after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into the prospectus (except for information filed pursuant to Items 2.02 and 7.01 unless specifically deemed filed and not furnished in accordance with SEC rules); and

●

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering (except for information deemed furnished and not filed in accordance with SEC rules).

Copies of these filings are available at no cost on our website, www.determine.com. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Investor Relations

Determine, Inc.

2121 South El Camino Real, 10th Floor

San Mateo, CA 94403

(650) 532-1500

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents we incorporate by reference herein or therein may contain so called “forward-looking statements” (within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)), all of which are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from those set forth in the statements. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You can also identify them by the fact that they do not relate strictly to historical or current facts. You should read statements that contain these words carefully because they:

●	discuss future expectations;

●	contain projections or guidance of future results of operations or financial condition; or

●	state other “forward-looking” information.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors and cautionary language discussed in this document outline examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in the forward-looking statements, including among other things:

●	our stockholders’ approval of the terms of the financing;

●	the amount of cash on hand available to us;

●	our business strategy;

●	changing interpretations of generally accepted accounting principles;

●	outcomes of government reviews, inquiries, investigations and related litigation;

●	continued compliance with government regulations;

●	legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged;

●	statements about industry trends;

●	fluctuations in customer demands;

●	general economic conditions; and

●	geopolitical events and regulatory changes.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document.

All forward-looking statements included herein are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

iii

SUMMARY

The following summary contains basic information about us and this offering. It does not contain all of the information that you should consider in making your investment decision. You should read and consider carefully all of the information in this prospectus, including the information set forth under “Risk Factors,” any applicable prospectus supplement, as well as the more detailed financial information, including the consolidated financial statements and related notes thereto, appearing elsewhere or incorporated by reference in this prospectus, before making an investment decision. Unless the context indicates otherwise, all references in this prospectus to “Determine” “our,” “us” and “we” refer to Determine, Inc. and its subsidiaries as a combined entity.

Our Company

We are a provider of leading enterprise cloud software solutions with over four decades of collective technical and process knowledge in the areas of strategic sourcing, enterprise contract lifecycle management, and procure to pay solutions.

Through recent acquisitions, we unified this experience and technology under one name, exemplifying the perspective we now bring to the marketplace. Our mission is to enable businesses to transform their operational data and processes into unique insights to make informed decisions that drive value and mitigate risk.

We provide the next generation of agile, enterprise cloud solutions for managing the needs of modern business. Using our intuitive applications, organizations can effectively manage the full scope of source to pay and enterprise contract lifecycle management requirements using the Determine platform.

The Determine platform is an open technology infrastructure based on smart process application models. The goal of our platform is to establish awareness of relevant data, manage business documents, embed analytical tools, create a means for collaboration, and provide advanced process management tools for fully integrating business processes through an open API infrastructure. Built on a unified and highly scalable platform, we deliver deep and innovative capabilities in strategic sourcing, supplier management, enterprise contract lifecycle management, e-procurement, invoicing, and other business operation areas.

In addition to our source to pay and enterprise contract lifecycle management solutions suite, we also provide a powerful, patented configuration engine solution, which Global 1000 companies use to increase revenue by facilitating the right combination of products, services, and price.

On July 31, 2015, we completed the acquisition of b-pack SAS, a French société par actions simplifiée. As a result of the transaction, the b-pack shareholders received an aggregate cash payment of $1.1 million and an aggregate of 1,841,244 shares of our common stock. b-pack empowers finance and procurement enterprise professionals with flexible, innovative and critical risk mitigation solutions. It provides source to pay solutions focusing on providing rich, end-to-end procurement capabilities, including eProcurement, purchase-to-pay, asset management, budget management, invoice management, and expense management.

We were incorporated in California in June 1996 and re-incorporated in Delaware in November 1999. Our principal executive offices are located at 2121 South El Camino Real, 10th Floor, San Mateo, California, 94403. Our telephone number is (650) 532-1500, and our website is www.determine.com. Our website address was provided by informational purposes only and the information on our website is not part of this prospectus.

The Securities We May Offer

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer pursuant to the primary offering. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement.

We may sell from time to time, in one or more offerings:

●	common stock;
●	preferred stock which may be convertible into shares of our common stock;
●	warrants to purchase any of the securities listed above;
●	stock purchase contracts for any of the above-mentioned securities on the terms to be determined at the time of sale;
●	rights to purchase our common stock or preferred stock; or
●	units consisting of common stock, preferred stock, rights, warrants, or any combination thereof.

In this prospectus, we refer to the common stock, preferred stock, warrants, stock purchase contracts, rights and units collectively as “securities.” The total dollar amount of all securities that we may sell will not exceed $35,000,000.

RISK FACTORS

Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the risk factors, together with all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement, including any additional specific risks described in the section entitled “Risk Factors” contained in any supplements to this prospectus and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015, filed with the United States Securities and Exchange Commission (the “SEC”), as well as any amendments or updates thereto reflected in subsequent filings with the SEC, which are incorporated herein by reference in their entirety. The material risks and uncertainties that management believes affect us will be described in those documents. The risks should be considered along with the other information included or incorporated by reference into this prospectus. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Please also read “Special Note Regarding Forward-Looking Statements” where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Any of these risk factors could have a material adverse effect on our business, results of operations, financial position or cash flows, which may result in the loss of all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

Risks Related to Our Common Stock and This Offering

The price of our common stock is volatile and may continue to be volatile.

The trading price of our common stock fluctuates substantially and may continue to fluctuate substantially. These fluctuations could cause you to lose part or all of your investment in our shares of common stock. The factors that could cause fluctuations include, but are not limited to, the following:

●	price and volume fluctuations in the overall stock market from time to time;
●	significant volatility in the market price and trading volume of software or software-as-a-service companies;
●	actual or anticipated changes in our sales and earnings, fluctuations in our operating results, or the failure to meet the expectations of financial market analysts and investors;
●	investor and analyst perceptions of the software and software-as-a-service industries, the software industry in general and our company in particular;
●	the operating and stock performance of comparable companies;
●	strategic actions by us or our competitors, such as acquisitions or restructurings;
●	loss of external funding sources or other adverse changes to our liquidity;
●	general economic conditions and trends;
●	major catastrophic events;
●	competitive factors;
●	relatively few shares available for public trading;
●	unfavorable commentary or downgrades of our securities by research analysts and/or rating agencies;
●	changes in accounting standards, policies, guidance, interpretation or principles;
●	regulatory changes;
●	sales of debt or equity securities by our company;
●	sales of large blocks of our stock or sales by insiders;
●	departures of key personnel; or
●	the matters discussed elsewhere under “Risk Factors.”

Future sales of our capital stock by our company or our existing stockholders could cause our stock price to decline.

To the extent that we issue restricted stock units, stock appreciation rights, options or warrants to purchase our capital stock in the future and those stock appreciation rights, options or warrants are exercised or as the restricted stock units vest, our stockholders may experience further dilution. Holders of our shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series, and therefore, such sales or offerings could result in increased dilution to our stockholders. If we or our stockholders sell substantial amounts of our capital stock in the public market or announce the intention to do so, the market price of our common stock could decrease significantly. The perception in the public market that we or our stockholders might sell shares of our common stock could also depress the market price of our common stock. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

If securities or industry analysts do not publish research or reports about our business or if they adversely change their recommendations regarding our common stock, the market price for our common stock and trading volume could decline.

The trading market for our common stock will be influenced by research or reports that industry or securities analysts publish about us or our business. If one or more analysts who cover us downgrade our common stock, the market price for our common stock would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our common stock to decline.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities in the primary offering to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, investments, additions to working capital, capital expenditures and advances to or investments in our subsidiaries. Net proceeds may be temporarily invested prior to use. We will have significant discretion in the use of any net proceeds.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our shares of common stock. We currently intend to retain all future earnings for the operation and expansion of our business and do not anticipate paying cash dividends on our shares of common stock in the foreseeable future.

THE SECURITIES WE MAY OFFER

In any primary offering, we may sell from time to time, in one or more offerings: common stock, preferred stock, stock purchase contracts, securities warrants, rights and/or units. The descriptions of the securities contained in this prospectus summarize the material general terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;
●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF CAPITAL STOCK

The terms and provisions of our capital stock that may be offered by this prospectus will be described in the applicable prospectus supplement. We have filed our certificate of incorporation, related certificates of designation, and bylaws as exhibits to the registration statement of which this prospectus is a part. You should read our certificate of incorporation, related certificates of designation and bylaws for additional information before you buy any capital stock.

Our certificate of incorporation provides that we may issue up to 36,000,000 shares of capital stock, par value $0.0001 per share, of which 35,000,000 shares are designated as common stock and 1,000,000 are designated as preferred stock. A description of the material terms and provisions of our capital stock is set forth below. The description is intended as a summary and is qualified in its entirety by reference to our certificate of incorporation, certificates of designation and bylaws incorporated herein by reference.

The following is a summary of the material features of our capital stock:

Common Stock

Holders of our common stock are entitled to vote in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of common stock are not entitled to cumulative voting rights. Subject to the terms of any outstanding series of preferred stock, the holders of common stock are entitled to dividends in amounts and at times as may be declared by the board of directors out of funds legally available therefor. Upon our liquidation or dissolution, holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any liquidation preferences to holders of preferred stock. Holders of common stock have no redemption, conversion or preemptive rights.

Preferred Stock

Our certificate of incorporation permits us to issue shares of preferred stock, from time to time, in one or more series and with such designation and preferences for each series as are stated in the resolutions providing for the designation and issue of each such series adopted by our board of directors. Our certificate of incorporation authorizes our board of directors to determine the number of shares, voting, dividend, redemption and liquidation preferences and limitations pertaining to such series. The board of directors, without stockholder approval, may issue preferred stock with voting rights and other rights that could adversely affect the voting power of the holders of our common stock. Our future issued preferred stock could have certain anti-takeover effects. The ability of the board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of our company or the removal of existing management.

Rights Agreement

On January 2, 2009, we entered into a rights agreement, and the board of directors declared a dividend of one preferred share purchase right for each outstanding share of common stock, par value $0.0001 per share, under the terms of the rights agreement. The dividend was payable on January 2, 2009 to the stockholders of record on the close of business that day. Under the rights agreement, each right entitles the registered holder to purchase one one-thousandth of a share of Series B Junior Participating Preferred Stock, par value $0.0001 per share at a price of $9.00 per one one-thousandth of a share of preferred stock, subject to adjustment to prevent dilution. The number of outstanding rights is also subject to adjustment in the event of a stock dividend payable in common stock or subdivisions, consolidations, or combinations of the common stock. Adjustments will only be made once a change of at least 1% of the purchase price is required.

These rights remain until the earlier of their expiration or an entity becomes an “acquiring person,” generally meaning gaining (or potentially gaining) beneficial ownership of 4.99% of the outstanding common stock. The rights agreement exempts those who beneficially owned over 4.99% of the outstanding common stock as of the date of the agreement or its amendments from being considered an acquiring person, until that entity acquires additional beneficial shares representing 0.5% or more of the outstanding shares of common stock (unless as a result that entity would then beneficially own 15% or more of the outstanding shares of common stock). Under the rights agreement, the board of directors may exempt any entity or transaction from the rights agreement from being deemed an acquiring person for purposes of the rights agreement if that entity’s ownership of common stock will not jeopardize or endanger the availability of our net operating losses.

The holder, except for the acquiring person, will have a right to receive common shares equal to two times the exercise price of the right if an entity becomes an acquiring person or if we undergo a merger or sell over 50% of our assets. The board of directors may exchange the rights, in whole or part, for their equivalent value in common or preferred stock in the interim after an entity gains beneficial ownership of over 4.99% of the outstanding stock but before a business combination, sale of over 50% of the assets, or the entity’s acquisition of over 50% of the outstanding common stock.

We may redeem the rights, in whole, for $0.0001 per right at any time prior to an entity acquiring beneficial ownership of over 4.99% of the outstanding stock. The board of directors has the discretion to determine the type of consideration, the time and the conditions of the redemption of the rights. Immediately upon the redemption of the rights, the right to exercise the rights will terminate and the holders’ only right will be to receive the redemption price.

As long as the rights are redeemable, we may amend the rights agreement in any manner, except with respect to the redemption price. Once the rights are no longer redeemable, we may not amend the rights agreement in any way that adversely affects the interests of the holders of the rights.

Until the earlier of the distribution date or the expiration of the rights, the rights will attach and transfer with the common stock. After the distribution date, separate certificates evidencing the rights will be mailed to holders of record of the common stock and alone will evidence the rights. The rights are not exercisable until an entity gains beneficial ownership of 4.99% of the company. The rights will expire on December 28, 2017, unless extended by the board of directors or unless we redeem or exchange the rights as described above.

Shares of preferred stock purchasable upon exercise of the rights will not be redeemable. Each share of preferred stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $10.00 per share, and (b) an amount equal to 1,000 times the dividend declared per share of common stock. In the event of our liquidation, dissolution or winding up, the holders of the preferred stock will be entitled to a minimum preferential payment of the greater of (a) $10.00 per share (plus any accrued but unpaid dividends) and (b) an amount equal to 1,000 times the payment made per share of common stock. Each share of preferred stock will have 1,000 votes, voting together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of common stock are converted or exchanged, each share of preferred stock will be entitled to receive 1,000 times the amount received per share of common stock. These rights are protected by customary antidilution provisions.

Until a right is exercised or exchanged, the holder will have no rights as a stockholder of our company, including, without limitation, the right to vote or to receive dividends.

Anti-Takeover Effects of Our Certificate and Bylaws and Delaware Law

Some provisions of Delaware law and our certificate of incorporation and bylaws could make the following more difficult:

●	acquisition of us by means of a tender offer;

●	acquisition of us by means of a proxy contest or otherwise; or

●	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that these provisions give our board of directors the flexibility to exercise its fiduciary duties in a manner consistent with the interests of our stockholders.

●

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

●

Delaware Law. We are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person (i) who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or (ii) who is an affiliate of the corporation and did, together with affiliates and associates, own 15% or more of the corporation’s voting stock within three years prior to the determination of interested stockholder status. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

●	No Cumulative Voting. Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

●

Undesignated Preferred Stock. The authorization of undesignated preferred stock makes it possible for the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Authorized but Unissued Shares of Common Stock and Preferred Stock

Our authorized but unissued shares of common stock and preferred stock are available for our board of directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. In addition, our certificate of incorporation permits us to issue shares of preferred stock, from time to time, in one or more series and with such designation and preferences for each series as are stated in the resolutions providing for the designation and issue of each such series adopted by our board of directors. Our certificate of incorporation authorizes our board of directors to determine the number of shares, voting, dividend, redemption and liquidation preferences and limitations pertaining to such series. The board of directors, without stockholder approval, may issue common stock or preferred stock with voting rights and other rights that could adversely affect the voting power of the holders of our common stock. Our preferred stock could have certain anti-takeover effects. The ability of the board of directors to issue common stock or preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of our company or the removal of existing management.

Transfer Agent and Registrar

Wells Fargo Stockholder Services has been appointed as the transfer agent and registrar for our common stock.

Listing

Our common stock is quoted on the Nasdaq Capital Market under the symbol “DTRM.”

Limitation of Liability and Indemnification Matters

Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his or her service as a director, officer, employee or agent of the corporation, or his or her service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees) that are actually and reasonably incurred by him or her (“Expenses”), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him or her, in connection with the defense or settlement of such action, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware permits (i) Delaware corporations to include a provision in their certificates of incorporation limiting or eliminating the personal liability of a director to a corporation or its stockholders, under certain circumstances, for monetary damages or breach of fiduciary duty as a director and (ii) the advancement of a director’s or officer’s litigation expenses, upon receipt of an undertaking to repay such amount if it is ultimately determined that the person is not entitled to indemnification. In addition, the General Corporation Law of the State of Delaware provides that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

Article XI of our certificate of incorporation and Article VI of our bylaws provide for the indemnification of our directors and officers and limit the personal monetary liability of our directors to the fullest extent permitted by Delaware law. We have indemnification agreements with our directors and certain officers. We have a director and officer liability insurance policy to cover us, our directors and our officers against certain liabilities.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts obligating holders to purchase from us and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates. The price per share and number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement and any documents incorporated by reference will describe the terms of any stock purchase contracts. The description in the prospectus supplement will not necessarily be complete, and reference may be made to the stock purchase contracts and, if applicable, collateral arrangements and depositary arrangements relating to the stock purchase contracts. In the applicable prospectus supplement, we will also discuss any material United States federal income tax considerations applicable to the stock purchase contracts.

DESCRIPTION OF SECURITIES WARRANTS

This section describes the general terms and provisions of the securities warrants. The prospectus supplement will describe the specific terms of the securities warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those securities warrants.

We may issue warrants for the purchase of preferred stock or common stock, which we refer to as the “securities warrants.” Securities warrants may be issued alone or together with preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from those securities. Each series of securities warrants will be issued under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The securities warrant agent will act solely as our agent in connection with the securities warrants and will not act as an agent or trustee for any holders of securities warrants.

We have summarized the material terms and provisions of the securities warrant agreements and securities warrants in this section. You should read the applicable forms of securities warrant agreement and securities warrant certificate for additional information before you buy any securities warrants.

Outstanding Warrants

As of September 30, 2015, we had issued and outstanding the following warrants:

●	warrants to purchase 428,837 shares of our common stock with an exercise price of $7.75 per share expiring November 30, 2018;
●	warrants to purchase 48,306 shares of our common stock with an exercise price of $7.75 per share expiring March 12, 2019;
●	warrants to purchase 733,446 shares of our common stock with an exercise price of $7.00 per share expiring July 24, 2019;
●	warrants to purchase 349,690 shares of our common stock with an exercise price of $7.00 per share expiring August 27, 2019; and
●	warrants to purchase 664,745 shares of our common stock with an exercise price of $6.00 per share expiring November 5, 2020.

General

If securities warrants for the purchase of preferred stock or common stock are offered, the applicable prospectus supplement will describe the terms of those securities warrants, including the following where applicable:

●	the title of such warrants;
●	the aggregate number of such warrants;
●	the offering price;
●

the total number of shares that can be purchased if a holder of the securities warrants exercises them and, in the case of securities warrants for preferred stock, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise;

●

the designation and terms of the series of preferred stock with which the securities warrants are being offered and the number of securities warrants being offered with each share of preferred stock or share of common stock;

●	the date on and after which the holder of the securities warrants can transfer them separately from the related common stock or preferred stock;
●

the number of shares of preferred stock or common stock that can be purchased if a holder exercises the securities warrant and the price at which the preferred stock or common stock may be purchased upon each exercise;

●	the date on which the right to exercise the securities warrants begins and the date on which the right expires;
●	United States federal income tax consequences; and
●	any other terms of the securities warrants.

Securities warrants for the purchase of preferred stock or common stock may be issued in registered form only.

A holder of securities warrant certificates may:

●	exchange them for new certificates of different denominations;
●	present them for registration of transfer; and
●	exercise them at the corporate trust office of the securities warrant agent or any other office indicated in the applicable prospectus supplement.

Until any securities warrants to purchase preferred stock or common stock are exercised, holders of these securities warrants will not have any rights of holders of the underlying common stock or preferred stock, including any right to receive dividends or to exercise any voting rights.

Exercise of Securities Warrants

Each holder of a securities warrant is entitled to purchase the number of shares of preferred stock or shares of common stock, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised securities warrants will become void.

A holder of securities warrants may exercise them by following the general procedure outlined below:

●	delivering to the securities warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;
●	properly completing and signing the reverse side of the securities warrant certificate representing the securities warrants; and
●

delivering the securities warrant certificate representing the securities warrants to the securities warrant agent within five business days of the securities warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your securities warrants will be considered to have been exercised when the securities warrant agent receives payment of the exercise price. After you have completed those procedures, we will, as soon as practicable, issue and deliver to you the preferred stock or common stock that you purchased upon exercise. If you exercise fewer than all of the securities warrants represented by a securities warrant certificate, the securities warrant agent will issue to you a new securities warrant certificate for the unexercised amount of securities warrants. Holders of securities warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the securities warrants.

Amendments and Supplements to Securities Warrant Agreements

We may amend or supplement a securities warrant agreement without the consent of the holders of the applicable securities warrants if the changes are not inconsistent with the provisions of the securities warrants and do not materially adversely affect the interests of the holders of the securities warrants. We, along with the securities warrant agent, may also modify or amend a securities warrant agreement and the terms of the securities warrants if holders of a majority of the then-outstanding unexercised securities warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the securities warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a common stock warrant will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

●	if we issue capital stock as a dividend or distribution on the common stock;
●	if we subdivide, reclassify or combine the common stock;
●	if we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price; or
●

if we distribute to all holders of common stock evidences of our indebtedness or our assets, excluding certain cash dividends and distributions described below, or if we distribute to all holders of common stock rights or warrants, excluding those referred to in the bullet point above.

Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

Holders of common stock warrants may have additional rights under the following circumstances:

●	a reclassification or change of the common stock;
●	a consolidation or merger involving our company; or
●	a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our capital stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;
●	the class or series of securities issuable upon exercise of the rights;
●	the aggregate number of rights issued and the aggregate number of shares of capital stock purchasable upon exercise of the rights;
●	the exercise price;
●	the conditions to completion of the rights offering;
●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of capital stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, rights and/or warrants offered by any prospectus supplement and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, rights, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions of the governing unit agreement that differ from those described below; and
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Warrants” and “Description of Rights” will apply to each unit and to any common stock, preferred stock, warrant or right included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways separately or together:

●	directly to investors, including through a specific bidding, auction or other process;
●	to investors through agents;
●	directly to agents;
●	to or through brokers or dealers;
●	to the public through underwriting syndicates led by one or more managing underwriters;
●	in privately negotiated transactions;
●	to one or more underwriters acting alone for resale to investors or to the public; and
●	through a combination of any such methods of sale.

Our common stock or preferred stock may be issued upon conversion of preferred stock. Securities may also be issued upon exercise of warrants or rights and division of units and we reserve the right to sell securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected by us from time to time in one or more transactions, including negotiated transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to prevailing market prices;
●	at varying prices determined at the time of sale; or
●	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. Any underwritten offering may be on a best efforts or firm commitment basis. In connection with the sale of the securities, we or the purchasers of the securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We, our underwriters, dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, dealer or agent, place orders online or through their financial advisors.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock, which are listed on the Nasdaq Capital Market, subject to official notice of issue. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the Nasdaq Capital Market. We may elect to list any series of preferred stock, warrants or units on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Faegre Baker Daniels LLP, Minneapolis, Minnesota, will issue an opinion about the legality of the securities offered under this prospectus. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended March 31, 2015 and the consolidated financial statements of b-pack SAS and Subsidiaries for the year ended December 31, 2014, incorporated in this prospectus by reference from our Current Report on Form 8-K/A filed on October 16, 2015, have been audited by Armanino LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                         Shares

DETERMINE, INC.

Common Stock

Prospectus Supplement

Lake Street Capital Markets

     June             , 2017